UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/20/2010

Kraft Foods Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-16483

Virginia	52-2284372
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Three Lakes Drive, Northfield, IL 60093-2753
(Address of principal executive offices, including zip code)

(847) 646-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 20, 2010, the Human Resources and Compensation Committee of our Board of Directors adopted a formal plan document setting forth the terms and conditions of the Kraft Foods Inc. Long-Term Incentive Plan (the "LTIP"). The LTIP is designed to motivate our executive officers and senior management to assist Kraft Foods in achieving long-term financial goals and top-tier shareholder returns during designated performance periods. The LTIP is a sub-plan under the Kraft Foods Inc. Amended and Restated 2005 Performance Incentive Plan, which has been approved by shareholders of Kraft Foods.

The LTIP authorizes the grant of performance-based awards for performance periods beginning on or after January 1, 2011 to executive officers, including individuals who were designated named executive officers of Kraft Foods in our last proxy statement, and other selected key employees of Kraft Foods or any of our affiliates. The LTIP also allows us to grant awards that are intended to be treated as "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), thereby allowing us to preserve the deductibility of the awards payable to executive officers covered by Code Section 162(m). The provisions of the LTIP are substantially identical to the terms of the long-term incentive plan that we have maintained as part of our executive compensation program as described in our last proxy statement.

The awards granted under the LTIP may be paid in cash or shares of Kraft Foods common stock, as determined by the Human Resources and Compensation Committee at the beginning of the performance period. The amount payable under an LTIP award is determined based on an objective formula set forth in the LTIP and related award agreement consisting of a participant's incentive target, which is generally stated as a percentage of a participant's base salary, percentage of an incentive pool, or a combination of both, and a percentage representing the rate at which the long-term performance goals established for the applicable performance period are determined to have been attained. No award will be paid to a participant if the minimum performance targets are not attained, as determined by the Human Resources and Compensation Committee.

No awards have been granted under the LTIP for the performance period beginning January 1, 2011.

The above description of the LTIP is not complete and is qualified in its entirety by reference to the LTIP, which we intend to file with our Annual Report on Form 10-K for the year ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraft Foods Inc.

Date: December 22, 2010	By:	/s/ Carol J. Ward
Carol J. Ward
Vice President and Corporate Secretary